                                                                      EXHIBIT 21




COMPANY NAME                                                                        JURISDICTION
------------                                                                        ------------
1.       Alexon-Trend, Inc.                                                             Wisconsin
2.       Allesee Orthodontic Appliances, Inc.                                           Wisconsin
3.       Analytic Endodontics UK Limited                                                England
4.       Applied Biotech, Inc.                                                          California
5.       Barnstead Thermolyne Corporation                                               Delaware
6.       belle de st. claire, inc.                                                      Wisconsin
7.       CASCO-NERL Diagnostics Corporation                                             Wisconsin
8.       Chase Scientific Glass, Inc.                                                   Wisconsin
9.       Diagnostic Reagents, Inc.                                                      California
10.      Electrothermal Engineering Ltd.                                                England
11.      Erie Electroverre SA                                                           Switzerland
12.      Erie Scientific Company                                                        Delaware
13.      Erie Scientific Company of Puerto Rico                                         Delaware
14.      Erie Scientific Hungary Kft.                                                   Hungary
15.      Erie-Watala Glass Company Limited                                              Hong Kong
16.      Ever Ready Thermometer Co., Inc.                                               Wisconsin
17.      Gerhard Menzel Glasbearbeitungswerk
           GmbH & Co. KG                                                                Germany
18.      Kerr Australia Pty. Limited                                                    Australia
19.      Kerr Corporation                                                               Delaware
20.      Kerr GmbH                                                                      Germany
21.      Kerr Italia SpA                                                                Italy
22.      Kerr UK Limited                                                                England
23.      Lab-Line Instruments, Inc.                                                     Delaware
24.      Labomex MBP, S. de R.L. de C.V.                                                Mexico
25.      Maquiladora Aci-Mex, SA de CV                                                  Mexico
26.      Matrix Technologies Corporation                                                Delaware
27.      Matrix Technologies Corporation Limited                                        England
28.      Metrex Research Corporation                                                    Wisconsin
29.      Microgenics Corporation                                                        Delaware
30.      Microgenics Diagnostic Pty. Limited                                            Australia
31.      Microgenics GmbH                                                               Germany
32.      Microm Laborgerate GmbH                                                        Germany
33.      Microm Laborgerate SL                                                          Spain
34.      Molecular BioProducts, Inc.                                                    California
35.      NNI Biotech AB                                                                 Sweden
36.      Nalge (Europe) Limited                                                         England
37.      Nalge Nunc International Corporation                                           Delaware
38.      Nalge Nunc International, KK                                                   Japan
39.      National Scientific Company                                                    Wisconsin
40.      The Naugatuck Glass Company                                                    Connecticut
41.      Nunc A/S                                                                       Denmark
42.      Nunc GmbH & Co. KG                                                             Germany
43.      Ormco BV                                                                       The Netherlands
44.      Ormco Corporation                                                              Delaware
45.      Ormco de Mexico SA de CV                                                       Mexico

                                                                      EXHIBIT 21





               COMPANY NAME                                                               JURISDICTION
               ------------                                                               ------------
46.      Ormco Europe BV                                                                The Netherlands
47.      Ormco Pty Limited                                                              Australia
48.      Ormex SA de CV                                                                 Mexico
49.      Ormodent SA                                                                    France
50.      Owl Separation Systems, Inc.                                                   Wisconsin
51.      Pinnacle Products, Inc.                                                        Wisconsin
52.      Remel Inc.                                                                     Wisconsin
53.      Richard-Allan Scientific Company                                               Wisconsin
54.      Robbins Scientific Corporation                                                 California
55.      Robbins Scientific (Europe) Limited                                            England
56.      SDS de Mexico SA de CV                                                         Mexico
57.      Samco Scientific Corporation                                                   Delaware
58.      Scherf Prazision Europa GmbH                                                   Germany
59.      Stem Corporation Limited                                                       England
60.      Summit Biotechnology, Inc.                                                     Wisconsin
61.      Sybron Canada Limited                                                          Canada
62.      Sybron Dental Specialties, Inc.                                                Delaware
63.      Sybron Dental Specialties Japan, Inc.                                          Japan
64.      Sybron Laboratory Products Corporation                                         Delaware
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